Exhibit 10.19

AMENDED AND RESTATED ESCROW AGREEMENT

THIS AMENDED AND RESTATED ESCROW AGREEMENT (the “Escrow Agreement”) is entered into and effective as of this 3RD day of December, 2021 (the “Closing Date”), by and among PNC Bank, National Association, a national banking association (the “Escrow Agent”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCU”), Jonah Peretti and Jonah Peretti, LLC (“JP”, and together with NBCU, sometimes referred to individually as “Party” and collectively as the “Parties”) and amends and restates in its entirety the Escrow Agreement (the “Prior Escrow Agreement”) by and among the parties hereto, dated as of June 24, 2021. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, NBCU and JP are stockholders of BuzzFeed, Inc. (“BuzzFeed”), which is a party to that certain Agreement and Plan of Merger, dated as of June 24, 2021, by and among BuzzFeed, 890 5th Avenue Partners, Inc. (“SPAC”) and the other parties thereto (as amended, the “Merger Agreement” and the transactions contemplated thereby, the “890 SPAC Transaction”).

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, all of the shares of capital stock of BuzzFeed will convert into shares of Parent Class A Stock, Parent Class B Stock or Parent Class C Stock (“Parent Stock”).

WHEREAS, as partial security for valuation risk assumed by NBCU in the 890 SPAC Transaction, the Parties desire to enter into this Escrow Agreement to provide for the escrow of 1,200,000 shares of Class A or Class B Parent Stock issuable to JP in connection with the 890 SPAC Transaction (the “Escrowed JP Shares”).

WHEREAS, the Prior Escrow Agreement may be amended through an instrument in writing signed by the Parties and the Parties desire to amend and restate the Prior Escrow Agreement in its entirety in the form of this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises herein, the Parties hereto agree as follows:

1.              Terms and Conditions

1.1               Appointment of and Acceptance by Escrow Agent. NBCU and JP hereby appoint the Escrow Agent to serve as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to perform its duties as provided herein.

1.2               Establishment of Escrow.

(a)                At the Closing, JP will deposit (or cause to be deposited) with the Escrow Agent the Escrowed JP Shares. The JP Escrowed Shares shall be represented by a book-entry position with Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) and registered in the name of “PNC Bank, National Association, as Escrow Agent.” JP will cause Continental to provide evidence to the Escrow Agent and NBCU by electronic mail confirming the total JP Escrowed Shares issued.

(b)                JP hereby represents and warrants that the delivery of the JP Escrowed Shares as contemplated by Section 1.2(a) complies with all applicable laws and regulations, including, without limitation, laws and regulations relating to the prevention of money laundering.

(c)                From time to time, JP may replace any of the Escrowed JP Shares with other shares of Class A or Class B Parent Stock, provided that the number of Escrowed JP Shares shall not be less than 1,200,000 shares of Class A or Class B Parent Stock at any time (subject to adjustment as described below in the event of a Corporate Transaction). If JP desires to replace any of the Escrowed JP Shares, NBCU and JP shall work together in good faith to effect such replacement with Continental.

(d)                The Parties acknowledge and agree that JP retains all rights with respect to the Escrowed JP Shares, including voting rights and rights to receive dividends and other distributions on such Escrowed JP Shares, while they are held by the Escrow Agent pursuant to this Escrow Agreement, other than (i) the right of possession thereof and (ii) the right to pledge, encumber, sell, assign, transfer or otherwise dispose of such Escrowed JP Shares or any interest therein. In the case of any action or proposal to be voted on by any holders of Parent Stock, the Escrow Agent shall vote or take such other actions with respect to the Escrowed JP Shares solely in accordance with the written directions of JP, if any such directions are timely received by the Escrow Agent. JP shall direct the Escrow Agent in writing as to the exercise of any rights with respect to the Escrowed JP Shares retained by JP hereunder. In the absence of such directions, the Escrow Agent shall not vote or take any other actions with respect to any of the Escrowed JP Shares.

(e)                In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combinations, exchange of shares, liquidation, spin-off or other similar change in capitalization or event (each, a “Corporate Transaction”), or any distribution to holders of Parent Stock, other than a regular cash dividend, the Escrowed JP Shares and all corresponding amounts and price figures in this Escrow Agreement shall be appropriately adjusted on a pro rata basis (rounded down to the nearest whole share) or, in the event that the Escrowed JP Shares are converted into or exchanged for other securities, assets or property, such securities, assets or property shall replace the Escrowed JP Shares for all purposes of this Escrow Agreement, the provisions of which shall apply mutatis mutandis to such securities, assets or property.

(f)                 JP represents and warrants to NBCU that JP is the record and beneficial owner of the Escrowed JP Shares, free and clear of any lien, pledge, charge, security interest, encumbrance or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Escrowed JP Shares) (collectively, “Encumbrances”), except as set forth in this Escrow Agreement. JP represents, warrants and covenants to NBCU that to the extent any Escrowed JP Shares are replaced pursuant to Section 1.2(c), after giving effect to such replacement, JP will be the record and beneficial owner of the then-Escrowed JP Shares, free and clear of any Encumbrances, except as set forth in this Escrow Agreement. JP covenants to NBCU that until the delivery of the Escrowed JP Shares in accordance with this Escrow Agreement, JP will not sell, assign, transfer, dispose, or permit any Encumbrance to exist on, the Escrowed JP Shares or any interest therein (except for the restrictions imposed by this Escrow Agreement), or agree to do any of the foregoing.

(g)                JP will use reasonable best efforts to cause Continental to implement a stop transfer order with respect to the Escrowed JP Shares and insert a reasonably agreed restrictive legend on such shares (which reasonable best efforts shall include JP providing, as promptly as practicable (and in no event later than one Business Day) following the date hereof, written notice to Continental of the transfer restrictions set forth herein (and providing a copy of such notice to NBCU promptly thereafter)) and to cause such stop transfer order and restrictive legend to remain in effect for so long as the Escrowed JP Shares are subject to this Escrow Agreement.

(h)                Jonah Peretti shall cause JP to perform all of JP’s obligations under this Escrow Agreement.

1.3               Distribution of the Escrowed JP Shares.

(a)                As used herein, (i) the “Transfer Date” shall mean the earlier of (i) the date on which a Parent Change of Control (as defined below) is consummated and (ii) the second anniversary of the Closing Date (such date, the “Transfer Date”), and (ii) the “Transfer Date SPAC Share Price” shall mean the daily volume-weighted average price of one share of Class A Parent Stock on the principal stock exchange on which the Class A Parent Stock trades for the fifteen consecutive trading days ending on the date that is one trading day immediately preceding the Transfer Date, as reported by Bloomberg, L.P. JP shall provide notice to NBCU of (x) the impending consummation of any Parent Change of Control (including the anticipated date of consummation (the “Anticipated Date of Consummation”)) as soon as reasonably practical, but in no event later than five Business Days prior to the anticipated date of consummation of such Parent Change of Control, and (y) if such Parent Change of Control is consummated on a different date than the Anticipated Date of Consummation, the actual date of consummation of such Parent Change of Control no later than two Business Days following such actual date of consummation of such Parent Change of Control.

(b)                Except as provided in Section 1.3(d), on or before the 5th Business Day following the Transfer Date, NBCU and JP shall issue to the Escrow Agent joint written directions in the form of Exhibit B hereto (“Joint Written Direction”). The Joint Written Direction must be signed by an Authorized Representative of each of NBCU and JP (a list of whom are provided in Exhibit A-1 and Exhibit A-2, respectively) and shall direct the Escrow Agent to transfer Escrowed JP Shares as follows:

(i)                 If the Transfer Date SPAC Share Price is less than the Target SPAC Share Price on the Transfer Date, the Joint Written Direction shall instruct the Escrow Agent to transfer (A) to NBCU a number of Escrowed JP Shares equal to the Make Whole Shares (as defined below), and (B) to JP the remainder of the Escrowed JP Shares (if any). JP hereby agrees that upon the transfer contemplated by the foregoing clause (A), all right, title and interest in and to the Make Whole Shares shall vest in NBCU and that the Make Whole Shares shall be delivered to NBCU free and clear of all Encumbrances.

(ii)               If the Transfer Date SPAC Share Price is equal to or greater than the Target SPAC Share Price on the Transfer Date, the Joint Written Direction shall instruct the Escrow Agent to transfer all of the Escrowed JP Shares to JP.

(c)                NBCU and JP shall take such actions as are reasonably required to effectuate the transfer of Escrowed JP Shares contemplated by this Escrow Agreement, including delivering any notices required to be delivered to Parent or Continental and executing and delivering such instruments of transfer as may be necessary to effectuate the transfers of Escrowed JP Shares contemplated hereby.

(d)                Notwithstanding anything herein to the contrary, at JP’s sole discretion, JP shall be entitled to satisfy his obligation to deliver all or a portion of the Make Whole Shares to NBCU by delivering cash to NBCU rather than Make Whole Shares. If JP elects to deliver cash rather than Make Whole Shares to NBCU, then JP shall notify NBCU of such election in writing on or before the 3rd Business Day following the Transfer Date, which election shall specify the number of Make Whole Shares subject to such cash election (the “Cash Out Make Whole Shares”). If JP has delivered a cash election in accordance with the preceding sentence, then (i) on or before the 2nd Business Day following JP’s delivery of notice of such election, JP shall pay to NBCU cash in an amount equal to the product of the Cash Out Make Whole Shares multiplied by the Transfer Date SPAC Share Price and (ii) on the 3rd Business Day following JP’s delivery of notice of such election, NBCU and JP shall execute the Joint Written Direction instructing the Escrow Agent to transfer (A) to NBCU a number of Escrowed JP Shares equal to the Make Whole Shares minus the Cash Out Make Whole Shares, and (B) to JP the remainder of the Escrowed JP Shares; provided, however, that to the extent JP fails to make any payment of cash with respect to Cash Out Make Whole Shares on or before the 2nd Business Day following JP’s delivery of notice of such election in accordance with clause (i) above, such Cash Out Make Whole Shares shall not be included as Cash Out Make Whole Shares for purposes of clause (ii)(A) above but shall be deemed to be Make Whole Shares for purposes of such provision (i.e., they shall be transferred to NBCU).

(e)                Definitions.

(i)                 “Make Whole Shares” means the lesser of (X) a number of shares of Class A or Class B Parent Stock equal to: (A) the NBCU Target Amount minus the NBCU Sale Proceeds (if any) minus the NBCU SPAC Share Value, divided by (B) the Transfer Date SPAC Share Price; and (Y) the Escrowed JP Shares.

(ii)               “NBCU Base Shares” means 30.8 million shares of Parent Stock.

(iii)             “NBCU Sale Proceeds” means the aggregate gross sale proceeds from Sold NBCU Shares (if any).

(iv)              “NBCU SPAC Share Value” means the product of (X) (A) the NBCU Base Shares minus (B) the Sold NBCU Shares (if any) multiplied by (Y) the Transfer Date SPAC Share Price.

(v)                “NBCU Target Amount” means $385 million, which is equal to the product of (X) the NBCU Base Shares multiplied by (Y) the Target SPAC Share Price.

(vi)              “Parent Change of Control” means any transaction or series of related transactions the result of which is: (A) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing more than 50% of the combined voting power of the then outstanding securities of Parent; (B) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring more than 50% of the combined voting power of the then outstanding securities of Parent or the surviving Person outstanding immediately after such combination; or (C) a sale of all or substantially all of the assets of Parent.

(vii)            “Sold NBCU Shares” means shares of Parent Stock issued to NBCU in connection with the 890 SPAC Transaction that are sold, or committed to be sold, by NBCU on or prior to the Transfer Date at a gross price per share that is greater than or equal to the Target SPAC Share Price; provided, however, the term “Sold NBCU Shares” shall not include any shares of Parent Stock issued to NBCU in connection with the 890 SPAC Transaction that are sold, or committed to be sold, by NBCU on or prior to the Transfer Date at a gross price per share that is less than the Target SPAC Share Price.

(viii)          “Target SPAC Share Price” means $12.50 per share.

1.4               Delivery of the Escrowed JP Shares. The Escrow Agent shall only deliver the Escrowed JP Shares as follows:

(a)                The Escrow Agent shall, promptly after receipt of a Joint Written Direction, distribute the Escrowed JP Shares in accordance with such Joint Written Direction, and the Escrow Agent will direct Continental to effect the necessary transfers to reflect such distribution.

(b)                In the event that the Escrow Agent receives a copy of a final, non-appealable order of a court of competent jurisdiction with respect to any portion of the Escrowed JP Shares, accompanied by a certificate of either NBCU or JP to the effect that such order is final and non-appealable and the written instruction to effectuate such order (“Final Order”), the Escrow Agent shall, promptly after receipt of such certificate pertaining to such Final Order, distribute the Escrowed JP Shares in accordance with such Final Order, and the Escrow Agent will direct Continental to effect the necessary transfers to reflect such distribution.

(c)                For the avoidance of doubt, the Escrow Agent shall only be responsible to deliver the Escrowed JP Shares to NBCU or JP, and the Escrow Agent shall not be responsible for delivery of any Escrowed JP Shares to any other Person. The Parties acknowledge and agree that a Medallion Signature Guarantee will not be required to issue the book-entry Escrowed JP Shares from PNC Bank, National Association to either NBCU or JP.

2.              Provisions as to the Escrow Agent

2.1               Limited Duties of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement that shall be deemed purely ministerial in nature. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. This Escrow Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to determine, make inquiry into or consider, any term or provision of any agreement between JP, NBCU, and/or any other third party or as to which the escrow relationship created by this Escrow Agreement relates, including without limitation the Merger Agreement or any other documents referenced in this Escrow Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Escrow Agreement shall control the actions of Escrow Agent.

2.2               Confidentiality. Each party hereto agrees that it will treat in confidence and restrict access to all documents (including this Escrow Agreement), materials, and information which it shall have obtained in connection with the execution and delivery of this Escrow Agreement and the consummation of the transactions contemplated hereby (whether obtained before, on or after the date of this Escrow Agreement) to those of such party’s branches, affiliates and its and their respective officers, directors, employees, agents, regulators, auditors, and non-employee consultants or advisors with a “need to know”. If any party hereto is requested or required (by oral questions, interrogatories, requests for information or documents, any applicable law, regulation, governmental order or judicial order, subpoena, civil investigative demand, or similar process) to disclose any such documents, material, or information, it is agreed that, if lawful and not prejudicial to any legal privilege which may be applicable, such party shall provide the other parties hereto with prompt notice of such request(s) or obligations, so that the other parties hereto may seek an appropriate protective order and/or waive the notifying party’s compliance with the provisions of this Escrow Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the notifying party is, in the opinion of its legal counsel, compelled or appropriately requested to disclose such documents, material, or information under pain of liability for contempt or other censure, penalty, or adverse consequences, such party may disclose such information without liability hereunder. The parties hereto agree that any disclosures in accordance with the provisions of this Section 2.2 may be transmitted across national boundaries and through networks, including those owned by third parties.

2.3               Limitations on Liability of Escrow Agent.

(a)                Except to the extent caused by the gross negligence, bad faith, willful misconduct or fraud of the Escrow Agent, the Escrow Agent shall not be liable for incidental, indirect, special, consequential, or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action in which such damages are sought. The Escrow Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence, bad faith, willful misconduct, or fraud was the cause of any direct loss to either Party.

(b)                The Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith provided by JP or NBCU with respect to such Party’s information and reasonably believed by the Escrow Agent to be genuine, (ii) in reasonably assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Escrow Agreement or the Escrow Agent’s duties has been duly authorized to do so, and (iii) in acting in good faith in accordance with the terms of this Escrow Agreement on the advice of legal counsel retained by the Escrow Agent.

(c)                The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Escrow Agreement. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by the applicable Authorized Representative of each of NBCU and JP set forth on Exhibit A-1 and Exhibit A-2, respectively. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions except as set forth in this Section 2.3, but it may do so in its discretion on any occasion without incurring any liability to any Party for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number. In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) JP, NBCU, or any other person providing such instructions, including, without limitation, errors as to the amount, bank information, or bank account number; or (ii) any other person or entity, including, without limitation, any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent. Any wire transfers of funds made by the Escrow Agent pursuant to this Escrow Agreement will be made subject to and in accordance with the Escrow Agent’s usual and ordinary wire transfer procedures in effect from time to time.

(d)                No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Escrow Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings.

(e)                NBCU understands and acknowledges that The PNC Financial Services Group, Inc., a Pennsylvania corporation (“PNC”), offers a diversified set of financial products and services, and may currently, or in the future, have relationships with parties whose interest may conflict with those of NBCU.

2.4               Depository Role. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of this Escrow Agreement or any part thereof, or of any person executing or depositing such subject matter.

2.5               No Duty to Notify. The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify any Party or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited therewith unless such notice is explicitly provided for in this Escrow Agreement.

2.6               Other Relationships. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents, provided that, in such case, the Escrow Agent shall be liable for the acts and omissions of such affiliates or agents as if they were the Escrow Agent’s own acts or omissions. The Escrow Agent and its affiliates, and any of their respective directors, officers, or employees, may become pecuniarily interested in any transaction in which any of the Parties may be interested and may contract and lend money to any such Party and otherwise act as fully and freely as though it were not escrow agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent or its affiliates from acting in any other capacity for any such Party.

2.7               Disputes. In the event of any disagreement between NBCU and JP, or between either of them and any other party, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any Party for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until directed by (i) a final, non-appealable order of a court of competent jurisdiction, or (ii) directed otherwise by a Joint Written Direction.

2.8               Indemnification. NBCU and JP jointly and severally agree to defend, indemnify, and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents, and employees (the “Indemnitee”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, reasonable and documented out-of-pocket costs or expenses (including, without limitation, reasonable and documented out-of-pocket fees and expenses of outside counsel and experts and their staffs and all reasonable expense of document location, duplication and shipment) (collectively “Losses”), arising out of or in connection with (a) Escrow Agent’s performance of this Escrow Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by fraud, gross negligence, willful misconduct, or bad faith of any Indemnitee; and (b) Escrow Agent’s following, accepting or acting upon the joint instructions or directions from the Parties received in accordance with this Escrow Agreement. The Parties hereby grant Escrow Agent a lien on and security interest in the Escrowed JP Shares for the payment of any claim for indemnification pursuant to any provision of this Escrow Agreement. The Parties agree they will bear the obligation to defend, indemnify, and hold harmless the Indemnitees equally and shall have a right of contribution against the other to the extent that they pay more than their equal share of such indemnification obligation; provided, however, that as between NBCU and JP, each Party (each, a “Responsible Party”) agrees to hold the other Party (the “Other Party”) harmless from, and indemnify such Other Party against, all Losses resulting directly or indirectly from the performance by such Other Party of such Other Party’s obligations under this Section 2.8 and which are attributable to an act of, or failure to act of, or breach of this Escrow Agreement by, the Responsible Party. The provisions of this section shall survive the termination of this Escrow Agreement and any resignation or removal of the Escrow Agent.

2.9               Mergers, Consolidations, Etc. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges of its predecessor, in each case, without the execution or filing of any instrument or paper or the performance of any further act (other than due notice to NBCU and JP).

2.10           Resignation; Removal.

(a)                The Escrow Agent may resign and be discharged from it duties and obligations at any time under this Escrow Agreement by providing written notice to each of NBCU and JP. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished. Thereafter, the Escrow Agent shall have no further obligation except to hold the Escrowed JP Shares and cooperate reasonably in the transfer of the Escrowed JP Shares to a successor escrow agent. In such case, NBCU and JP shall promptly appoint a successor escrow agent. The Escrow Agent shall refrain from taking any action until it shall receive a Joint Written Direction designating the successor escrow agent. However, in the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds, equity and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Escrow Agreement.

(b)                NBCU and JP acting together shall have the right to terminate the appointment of the Escrow Agent, with or without cause, upon thirty (30) days’ joint written notice to the Escrow Agent specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation except to hold the Escrowed JP Shares and cooperate reasonably in the transfer of the Escrowed JP Shares to a successor escrow agent. In such case, the Escrow Agent shall refrain from taking any action until it shall receive a Joint Written Direction designating the successor escrow agent. However, in the event no successor escrow agent has been appointed on or prior to the date such termination is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds, equity and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Escrow Agreement.

(c)                In the case of a resignation or removal of the Escrow Agent, the Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. The successor escrow agent appointed by NBCU and JP shall execute, acknowledge and deliver to the Escrow Agent and the other Parties an instrument in writing accepting its appointment hereunder, and thereafter, the Escrow Agent shall deliver the Escrowed JP Shares to such successor escrow agent in accordance with the Joint Written Direction of NBCU and JP, and upon receipt of the Escrowed JP Shares, the successor escrow agent shall be bound by all of the provisions of this Escrow Agreement.

2.11           Compensation of the Escrow Agent. The Parties agree that upon the execution of this Escrow Agreement, JP will pay the Escrow Agent as stated in the fee schedule attached hereto as Schedule A.

3.              Tax Matters

3.1               Tax Matters. The Escrowed JP Shares shall be treated as owned by JP for U.S. federal income tax purposes, and all dividend or other income earned on, or with respect to, the Escrowed JP Shares shall be included in income by JP for such purposes. The Parties shall duly complete such tax documentation or other procedural formalities necessary for Escrow Agent to complete required tax reporting and to determine the Escrow Agent’s tax withholding responsibilities, if any. Should any information supplied in such tax documentation change, the Parties shall promptly notify Escrow Agent. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, including without limitation, the Foreign Account Tax Compliance Act (“FATCA”), and shall remit such taxes to the appropriate authorities. The Parties further agree (i) to treat this Escrow Agreement as an open transaction for U.S. federal and applicable state and local income tax purposes for each taxable year preceding the taxable year in which the Transfer Date occurs and (ii) to file all tax returns consistent with such treatment unless otherwise required pursuant to a final determination (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) or the good-faith settlement of a legal proceeding with respect to tax.

4.              Miscellaneous

4.1               Notices. Any notice, request for consent or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail to the relevant e-mail address given below if sent on a Business Day between the hours of 9 am and 5 pm in the place of receipt (unless the sender receives a failure to deliver or similar error message), (iii) on the next succeeding Business Day at 9 am in the place of receipt if sent by electronic mail to the relevant e-mail address given below other than as set forth in the preceding clause (ii) (unless the sender receives a failure to deliver or similar error message), (iv) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (v) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; provided that in the case of a notice by electronic mail to the Escrow Agent, such notice will be deemed to be given to the Escrow Agent upon confirmation of receipt by the Escrow Agent (which shall be promptly provided by the Escrow Agent by electronic mail).

If to the Escrow Agent:

PNC Bank, National Association

Attn: PNC PAID & Lisa Kremers

Address:     80 South Eighth Street, Suite 3715 (IDS Center)

Minneapolis, MN 55402

Email:   TMEscrowClaims@pnc.com

Phone: 760.716.9811

If to NBCU:

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Attention:    General Counsel

Email: corporate_legal@comcast.com

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Lee Hochbaum
Facsimile No.: (212) 701-5800
E-mail: lee.hochbaum@davispolk.com

If to JP:

c/o BuzzFeed, Inc.

BuzzFeed, Inc.
111 E. 18th Street
13th Floor
New York, New York 10003

Attention:    Chief Executive Officer; Chief Legal Officer

Email:             jonah@buzzfeed.com; rhonda.powell@buzzfeed.com

with copies (which shall not constitute notice) to:

Fenwick & West LLP

902 Broadway

New York, NY 10010

Attention: Mark C. Stevens; Dawn Belt; Ethan A. Skerry; Aman Singh

Email: mstevens@fenwick.com; dbelt@fenwick.com; eskerry@fenwick.com; asingh@fenwick.com

Any party may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party hereto. In all cases, the Escrow Agent shall be entitled to rely on a copy or electronic transmission of any document with the same legal effect as if it were the original of such document. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. The parties acknowledge that there are certain security, corruption, transmission error, and access availability risks associated with using open networks such as the internet and each of NBCU and JP assume such risks and acknowledge that the security procedures set forth herein are commercially reasonable; provided, however, that the Escrow Agent shall take appropriate technical, administrative and physical safeguards in accordance with industry standards to protect the information technology systems used in the performance of this Escrow Agreement.

4.2               Governing Law. This Escrow Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to principles of conflicts of law. The parties hereto consent to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware and consent to personal jurisdiction of and venue in such courts with respect to any and all matters or disputes arising out of this Escrow Agreement.

4.3               Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.4               Assignment; Binding Effect. Neither this Escrow Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of each of the other parties hereto; provided, however, that NBCU may assign its rights and obligations hereunder to any person that merges with, or otherwise acquires all or substantially all of the assets of, NBCU without the consent of any other party hereto, provided that NBCU shall provide all necessary documentation requested by the Escrow Agent as set forth in Section 4.14 reasonably prior to any such assignment. This Escrow Agreement shall inure to and be binding upon the parties hereto and their respective successors, heirs, and permitted assigns. Notwithstanding the foregoing, any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow agent business of the Escrow Agent may be transferred, shall be the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities, and privileges as its predecessor, in each case, without the execution or filing of any instrument or paper or the performance of any further act.

4.5               Amendment and Waiver. The terms of this Escrow Agreement may be altered, amended, modified, or revoked only by an instrument in writing signed by all the parties hereto. No course of conduct shall constitute a waiver of any terms or conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. The Prior Escrow Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

4.6               Severability. If any provision of this Escrow Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative, or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatsoever.

4.7               Further Assurances. If at any time any party hereto shall reasonably determine or be advised by legal counsel that any further agreements, assurances, or other documents are reasonably necessary or desirable to carry out the provisions of this Escrow Agreement and the transactions contemplated by this Escrow Agreement, the parties shall execute and deliver any and all such agreements or other documents and do all things reasonably necessary or appropriate to carry out fully the provisions of this Escrow Agreement.

4.8               No Third Party Beneficiaries. This Escrow Agreement is for the sole benefit of the parties hereto, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

4.9               Force Majeure. No party to this Escrow Agreement shall be liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, interruption or malfunctions of communications or power supplies, labor difficulties, pandemics, actions of public authorities, or other similar causes reasonably beyond its control.

4.10           Termination. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent in accordance with this Escrow Agreement of all funds, equity, and property held under this Escrow Agreement or upon the earlier Joint Written Direction, at which point all related account(s) shall be closed.

4.11           Titles and Headings. All titles and headings in this Escrow Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

4.12           Counterparts; Facsimile Execution. This Escrow Agreement and any Joint Written Direction(s) may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Escrow Agreement and agreements, certificates, instruments, and documents entered into in connection herewith by facsimile or other electronic transmission (including Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Escrow Agreement or such agreements, certificates, instruments, and documents.

4.13           Entire Agreement; Effect of Merger Agreement. This Escrow Agreement constitutes the entire agreement among the Escrow Agent, NBCU and JP in connection with the subject matter of this Escrow Agreement, and no other agreement entered into by NBCU and/or JP, or either of them, including, without limitation, the Merger Agreement, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof. The parties hereto acknowledge and agree that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under the Merger Agreement, that all references in this Escrow Agreement to the Merger Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

4.14           Procedures for Opening a New Account. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”), to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When a Party opens an account, the Escrow Agent must obtain each Party’s name, address, date of birth (as applicable), taxpayer or other government identification number, or other appropriate information that will allow the Escrow Agent to identify such Party. The Escrow Agent may also ask to see each Party’s driver’s license, passport, or other identifying documents. For Parties that are business or other legal entities, the Escrow Agent may require such documents as it deems reasonably necessary to confirm the legal existence of the entity. The Parties agree to provide all such information as Escrow Agent may reasonably request in order to satisfy the requirements of the USA Patriot Act or any other regulatory requirements, and any policy or procedure implemented by the Escrow Agent to comply therewith.

4.15           Compliance with Laws. Each of JP and NBCU hereby represents that: (i) it is not a person that is the target of any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“Sanctioned Person”); (ii) it is not directly or indirectly controlled by, or acting hereunder for or on behalf of, any Sanctioned Person; and (iii) none of the funds used to make any payments contemplated under this Escrow Agreement are derived from any illegal activity.

4.16           Compliance with Court Orders. In the event that a legal garnishment, attachment, levy, restraining notice, or court order is served with respect to any of the Escrowed JP Shares, or the delivery thereof shall be stayed or enjoined by an order of a court of competent jurisdiction, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside, or vacated.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

ESCROW AGENT:

PNC BANK, NATIONAL ASSOCIATION, as the Escrow Agent

By:	/s/ Jordyn Stadler
Name:	Jordyn Stadler
Title:	Vice President

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Anand Kini
Name:	Anand Kini
Title:	EVP & CFO

JONAH PERETTI
/s/ Jonah Peretti

[ESCROW AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

JONAH PERETTI, LLC

By:	/s/ Jonah Peretti
Name:	Jonah Peretti
Title:	Authorized Person

[ESCROW AGREEMENT]

SCHEDULE A

Escrow Agent Fee

Escrow Acceptance Fee	WAIVED
Escrow Administration Fee	$5,000 (one-time)
Terms	Stock Escrow

Escrow Administration Fee includes agreement negotiation, account set up and maintenance, and is due and payable at closing.

Assumptions:

•	Stock escrow account
•	Non-interest bearing deposit
•	1099B tax reporting, if applicable

EXHIBIT A-1

LIST OF AUTHORIZED REPRESENTATIVES OF NBCU

Client Name: NBCUniversal Media, LLC

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity and is authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the above referenced entity, and that the title, signature, and contact number appearing beside each name is true and correct.

Name	Title	Signature	Contact Number
Anand Kini	EVP & Chief Financial Officer
Robert Eatroff	EVP, Global Corp. Dev. & Strategy

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on:

December 3, 2021

Date

By:	/s/ Anand Kini
Name:	Anand Kini
Title:	EVP & CFO

EXHIBIT A-2

LIST OF AUTHORIZED REPRESENTATIVES OF JP

Client Name: [•]

As an Authorized Representative of the above referenced person, I hereby certify that each person listed below is an authorized signor for such person and is authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the above referenced person, and that the title, signature, and contact number appearing beside each name is true and correct.

Name	Title	Signature	Contact Number
Jonah Peretti	Managing Member

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized representative on:

Date

By:
Its: Authorized Officer

Exhibit B

JOINT WRITTEN DIRECTION

PNC Bank, National Association

[Address]

Fax No.: [•]

Email: [•]

Attn: [•]

Date: [•]

Re: [•] – Amended and Restated Escrow Agreement dated December 3, 2021 (Escrow Account No. [•])

Dear Sir/Madam:

We refer to that certain Amended and Restated Escrow Agreement, dated as of December 3, 2021 (the “Escrow Agreement”), by and among PNC Bank, National Association, a national banking association (the “Escrow Agent”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCU”), Jonah Peretti and Jonah Peretti LLC (“JP”).

Capitalized terms in this Joint Written Direction that are not otherwise defined herein shall have the meanings given to them in the Escrow Agreement.

NBCU and JP hereby instruct the Escrow Agent to transfer the following number of Escrowed JP Shares in accordance with the following instructions:

[Transfer Agent delivery and/or payment instructions]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Written Direction to be executed as of the date first above written.

NBCUNIVERSAL MEDIA, LLC	JONAH PERETTI, LLC

By:	By:
Name:	Name:
Title:	Title: